EXHIBIT 4.5

FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated effective as of March 25, 2016, among IMS Trading, LLC, IMS Southern, LLC and Hydro-Organics Wholesale (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each a subsidiary of Central Garden & Pet Company, a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented from time to time, the “Base Indenture”), dated as of March 8, 2010;
WHEREAS, the Company executed the Third Supplemental Indenture, dated as of November 9, 2015 (the “Third Supplemental Indenture” and together with the Base Indenture, the “Indenture”) providing for the issuance of 6.125% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries will execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries will unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Third Supplemental Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition will have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Third Supplemental Indenture, including but limited to Article 10 thereof.
3.    EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Guarantee will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
4.    NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, will have any liability for any obligations of the Company or any Guaranteeing

Subsidiary under the Notes, any Guarantees, the Indenture or this Fourth Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF may be used in lieu of the originals shall be deemed to be their original signatures for all purposes.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.
8.    THE TRUSTEE. The Trustee makes no representation as to and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

IMS TRADING, LLC
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary
IMS SOUTHERN, LLC
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary
HYDRO-ORGANICS WHOLESALE
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary
CENTRAL GARDEN & PET COMPANY
By: /s/ George A. Yuhas
Name: George A. Yuhas
Title: Secretary

GUARANTORS:
FOUR PAWS PRODUCTS LTD.
KAYTEE PRODUCTS, INCORPORATED
PENNINGTON SEED, INC.
ALL-GLASS AQUARIUM CO., INC.
T.F.H. PUBLICATIONS, INC.
WELLMARK INTERNATIONAL
GRO TEC, INC.
B2E CORPORATION
B2E BIOTECH LLC
FARNAM COMPANIES, INC.
GULFSTREAM HOME & GARDEN, INC.
NEW ENGLAND POTTERY, LLC
PETS INTERNATIONAL, LTD.
MATSON, LLC
By: /s/ George A. Yuhas
Name: Secretary
Title: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By: /s/ Michael Q. Tu
Name: Michael Q. Tu
Title: Assistant Vice President

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